Exhibit 10.1

SECURED PROMISSORY NOTE

$1,684,442.00	Dated: December 31, 2006

FOR VALUE RECEIVED, the undersigned, MJC BERRY ENTERPRISES, LLC, a Massachusetts limited liability company (the “Company”), HEREBY PROMISES TO PAY to the order of NORTH AMERICAN SITE DEVELOPERS, INC., a Massachusetts corporation (“NASDI” or the “Payee”), the principal sum of ONE MILLION SIX HUNDRED EIGHTY-FOUR THOUSAND FOUR HUNDRED FORTY-TWO UNITED STATES DOLLARS (U.S.$1,684,442.00), together with all accrued and unpaid interest hereon, payable as set forth below.

Section 1.               Principal and Interest Payments.  The Company shall pay the principal amount of this Note in quarterly installments on the dates (each such date being a “Payment Date”) and in the amounts set forth on Exhibit A hereto.  The principal balance of this Secured Promissory Note (this “Note”) shall accrue interest thereon as provided below and shall be payable on each Payment Date.  Interest shall be computed on the basis of actual number of days elapsed and a 360-day year and shall be at a rate per annum equal to the Reference Rate plus one percent (1%).  The “Reference Rate” shall mean the regular “Classic Advance Rate” for a term of one year as published by the Federal Home Loan Bank of Boston on the applicable date.  The Reference Rate shall, commencing on the date hereof, be 5.45% and shall be adjusted on each anniversary of the date hereof (or, if no such rate is published on such date, then on the nearest date preceding such anniversary date for which such rate is published) to the Reference Rate published on such date.  The Reference Rate, as adjusted, shall constitute the Reference Rate on the date when such adjustment is made and shall continue as the applicable Reference Rate until further adjustment as provided above.

Section 2.               Default Rate of Interest.  If for any reason any payment due from the Company to the Payee hereunder is not received on the applicable Payment Date, interest will be charged on the overdue amount from the due date until the date that payment is received, at the rate equal to the Reference Rate plus two percent (2.0%).  Interest on overdue payments shall be calculated on the basis of actual number of days elapsed and a 360-day year and shall be paid together with the payment of the overdue amount, and shall be payable on demand.

Section 3.               Maximum Lawful Rate.  If any payment of interest hereunder in excess of that amount of interest permitted by applicable law is received by the Payee, then the amount of such excess payment shall be deemed to have been made in error and shall automatically be applied to reduce the principal amount outstanding hereunder.

Section 4.               Payment.  Payments of principal and interest on this Note, and all other amounts due with respect to costs and expenses, shall be payable in lawful money of the United States of America, without deduction, set-off (except as provided in Section 20 below) or counterclaim, to the Payee at such address as the Payee may direct in writing to the Company. This Note may, at the option of the Company, be prepaid, in whole or in part, at any time and from time to time without premium or penalty.  Each prepayment of principal shall be made together with interest accrued thereon to the date of prepayment.  If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or public holiday on which banks are not open for business, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.  All payments and prepayments made hereon shall be recorded in the Payee’s records and such records shall be controlling, absent manifest error.

Section 5.               Security.  This Note and the obligations of the Company hereunder are secured by a first priority perfected security interest in the real property and improvements located at 1365 Main Street, Waltham, Massachusetts (the “Property”) pursuant to the terms and conditions of that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of December 31, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”) by the Company to the Payee.

Section 6.               Representations and Warranties.

In order to induce the Payee to accept this Note, the Company hereby represents and warrants to the Payee that:

(a)                           Organization; Powers.  The Company (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which such qualification and good standing are necessary in order for it to conduct its business and own its property as heretofore conducted and owned, and (iii) has all requisite power to conduct its business, to own and operate its property and to execute, deliver and perform all of its obligations under this Note.

(b)                           Authorizations; Enforceability.  The Company has the requisite power and authority to execute, deliver and perform this Note and the Mortgage.  This Note and the Mortgage have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

(c)                           No Conflict.  The execution, delivery and/or performance by the Company of this Note and the Mortgage do not and will not, by the lapse of time, the giving of notice or otherwise, (i) constitute a violation of any law, rule, regulation, order, decree or other requirement having the force of law (collectively referred to herein as “Applicable Law”) or conflict with or result in a breach of any provision contained in the Company’s certificate of formation, operating agreement or other organizational documents, or contained in any agreement, instrument or document to which Company or any of the Company’s subsidiaries is a party or by which it or any of its properties is bound or (ii) result in or require the creation or imposition of any Lien (as defined below) whatsoever upon any of the properties or assets of Company or any of its subsidiaries.

(d)                           Approvals.  No approval, consent or authorization of, or notice to or filing with, any nation, government, state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (collectively referred to herein as a “Governmental Authority”), or any person, entity, or any securities exchange, is required in connection with the execution, delivery or performance by the Company of this Note or the Mortgage except those obtained on or prior to the date hereof.

(e)                           Compliance with Laws.  The Company has complied in all material respects with all provisions of all applicable laws and regulations, including, without limitation, those relating to the Company’s ownership of real or personal property, the conduct and licensing of the Company’s business, the payment and withholding of taxes and safety and environmental matters.

Section 7.               Covenants.

The Company hereby covenants and agrees that for so long as any obligations shall remain outstanding under this Note:

(a)                           Existence.  The Company shall maintain its existence, qualification and good standing in all jurisdictions in which such qualification and good standing are necessary in order for the Company to conduct its business and own its property.

(b)                           Compliance with Laws.  The Company shall comply in all material respects with all provisions of all applicable laws and regulations, including, without limitation, those relating to the Company’s ownership of real or personal property, the conduct and licensing of the Company’s business, the payment and withholding of taxes and safety and environmental matters.

(c)                           Taxes.  The Company shall (i) promptly file all federal, state and local tax returns and other reports which the Company is required by law to file, (ii) maintain adequate reserves for the payment of all taxes, assessments, governmental charges and other similar charges, and promptly pay when due all taxes, assessments and other charges as required by law and in such manner as will not give rise to any Lien (as defined below), unless being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any property of the Company or any interference with the use thereof by the Company or any lessee thereof.

(d)                           Notice of Default.  The Company shall promptly notify the Payee, (i) of any condition or event that constitutes an Event of Default (as defined below) and (ii) of any other default under any contractual obligation to which the Company or any of the Company’s subsidiaries is a party or by which any of them or their respective properties may be bound, each such notice to specify the nature and period of existence of any such condition, event, or default and what action the Company or such subsidiary, as applicable, has taken, is taking or proposes to take with respect thereto.

(e)                           Financial Statements and Information.  The Company shall promptly deliver to the Payee all financial statements and other information regarding the Company, its members or the Property as the Payee may reasonably request from time to time.

(f)                            Incurrence of Debt.  The Company shall not create, incur, assume or suffer to exist, or permit any of its subsidiaries to create, incur, assume or suffer to exist, any

Indebtedness (as defined below); provided, however, that the Company may incur Indebtedness if the proceeds thereof (net of any actual fees or expenses incurred in connection with the incurrence of such Indebtedness) are used to prepay this Note.  The term “Indebtedness” as used for all purposes in this Note shall mean and include, with respect to the Company, (i)  liabilities for borrowed money; (ii)  liabilities for the deferred purchase price of property acquired by the Company; (iii)  all liabilities appearing on the balance sheet of the Company in respect of capital leases; (iv)  all liabilities for borrowed money secured by any lien with respect to any property owned by the Company; (v)  all liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions; and (vi)  any guaranty of the Company with respect to liabilities of a type described in any of clauses (i) through (v) above.

(g)                           Liens.  The Company shall not create, incur, assume or suffer to exist any Lien (as defined below) on or with respect to its properties and assets, whether now or hereafter acquired or upon any income or profits therefrom, except:

(i)            Liens granted pursuant to the Mortgage;

(ii)           Liens for taxes, assessments or governmental charges, but only to the extent that such taxes, assessments or charges are either not delinquent or are being contested in good faith by appropriate proceedings;

(iii)          statutory Liens of landlords and Liens of mechanics, materialmen, suppliers and other Liens imposed by law created in the ordinary course of business of the Company, but only to the extent that the amounts secured or to be secured by such Liens are either not overdue or are being contested in good faith; and

(iv)          survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real property, which do not materially interfere with the ordinary conduct of the business of the Company or any lessee.

For all purposes of this Note, the term “Lien” shall mean and include means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance for the payment of money, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement.

(h)                           Further Assurances.  The Company agrees that, until all principal and interest and other amounts owing with respect to this Note have been paid in full, the Payee’s security interest in and Lien on the Property, and all proceeds thereof, shall continue in full force and effect, and the Company shall perform, from time to time, any and all steps reasonably requested by the Payee to perfect, maintain and protect the Payee’s first priority perfected security interest in and Lien on and against the Property and all proceeds thereof, or to enable the Payee to exercise its rights and remedies with respect to the Property and all proceeds thereof, including executing and delivering all further instruments and documents, and taking all further action, as the Payee may reasonably request.

Section 8.               Events of Default; Acceleration.

(a)         Events of Default.  Each of the following occurrences shall constitute an “Event of Default” under this Note:

(i)            the Company fails to pay when due and payable (whether at maturity or otherwise) any amount of principal or interest on this Note or any other amount under this Note or the Mortgage, and such failure to pay is not cured within three (3) business days after such principal, interest or other amount becomes due and payable;

(ii)           the Company fails to perform or breaches (other than a failure or breach which constitutes an Event of  Default under another clause of this Section 8) any of its obligations or the terms or provisions under this Note or under the Mortgage and such failure or breach shall remain unremedied for ten (10) days after the earlier of the date on which (x) the Company becomes aware of such failure or breach, or (y) written notice thereof shall have been given to the Company;

(iii)          the Company or Christopher A. Berardi (“Mr. Berardi”) makes an assignment for the benefit of creditors or admits in writing its or his inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or Mr. Berardi bankrupt or insolvent; or any order for relief with respect to the Company or Mr. Berardi is entered under the federal Bankruptcy Code; or the Company or Mr. Berardi petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or Mr. Berardi or of any substantial part of the assets of the Company or Mr. Berardi or commences any proceeding relating to the Company or Mr. Berardi under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or Mr. Berardi and either (A) the Company or Mr. Berardi by any act indicates its or his approval thereof, consent thereto or acquiescence therein, or (B) such petition, application or proceeding is not dismissed within 60 days;

(iv)          any representation or warranty made by the Company under this Note, the Mortgage or any amendment, waiver or modification of any of the terms hereof or thereof shall prove to have been incorrect or misleading when made in any material respect;

(v)           there shall occur any “Event of Default” under and as defined in the Mortgage;

(vi)          (A)  The Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness beyond any period of grace provided with respect thereto; or (B) the Company is in default in the performance of or compliance with any term of any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more persons are entitled to declare such Indebtedness to be), due and payable or (C) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the rights of the holder of such Indebtedness to convert such debt into equity interests) (1) the Company has become obligated to purchase or repay such Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (2) one or more persons have the right to require the Company so to purchase or repay such Indebtedness;

(vii)         a final judgment or judgments for the payment of money aggregating in excess of $50,000 are rendered against the Company and which judgments are not within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(viii)        (A) the Company shall repudiate its obligations under this Note or the Mortgage, or this Note or the Mortgage shall become unenforceable for any reason, or (B) this Note or the Mortgage shall cease to be in full force and effect in accordance with the terms hereof or shall cease to give the Payee all rights, powers and privileges purported to be created hereby.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b)         Acceleration.

(i)            If an Event of Default of the type described in Section 8(a)(iii) has occurred, the principal amount of this Note (together with all accrued interest hereon and all other amounts due and payable with respect hereto) shall become immediately due and payable without any action on the part of the Payee, and the Company shall immediately pay to the Payee all amounts due and payable with respect to this Note.

(ii)           If any other Event of Default has occurred and is continuing, the Payee may declare the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of the outstanding principal amount of this Note (together with accrued interest thereon and all such other amounts then due and payable).

(iii)          The Payee shall also have any other rights which the Payee may have pursuant to the Mortgage and pursuant to applicable law.

(iv)          The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Company hereunder.

Section 9.               No Waiver; Costs.  No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of any other right under this Note.  The

Company promises and agrees to pay all costs and expenses of collection and reasonable attorneys’ fees and costs incurred or paid by the Payee in enforcing or protecting its rights under this Note or the Mortgage, including, without limitation, those fees, costs and expenses which may be incurred by the Payee as the result of the appointment of a receiver for the Company or in connection with appearances in any probate, reorganization, bankruptcy, insolvency or other proceeding.

Section 10.             Amendments, etc.  No amendment, modification, or termination or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by the Company and the Payee. Each amendment, modification, termination or waiver of this Note shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 11.             Governing Law.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 12.             Assignment.  The Company may not assign its obligation hereunder without the prior written consent of the Payee.

Section 13.             Benefit.  This Note shall be binding upon and inure to the benefit of the Company and the Payee and is enforceable by the Company and the Payee and their respective successors, permitted assigns, heirs and executors.  This Note shall not be construed so as to confer any right or benefit upon any person or entity, other than the Company, the Payee and their respective successors and permitted assigns.

Section 14.             Headings.  The headings used in this Note are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Note.

Section 15.             Saving Clause.  Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Section 16.             Jurisdiction; Waiver of Jury Trial.  For purposes of any action or proceeding involving this Note, each of the Company and the Payee hereby expressly submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens.  THE COMPANY AND THE PAYEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE FULLEST

EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 17.             Certain Waivers.  The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon, with or without notice, before or after maturity.

Section 18.             Integration.  This Note and the Mortgage represent the final agreement among the parties as to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties; and there are no unwritten oral agreements among the parties.

Section 19.             Survival.  All representations, warranties and covenants contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Note and the Mortgage.

Section 20.             Setoff.  The Company hereby authorizes the Payee, in addition to any other right or remedy that the Payee may have by operation of law or otherwise, at any time and from time to time upon any amount becoming due and payable by the Company under this Note or the Mortgage, to exercise, without notice to the Company (any such notice being expressly waived by the Company), its right of setoff and apply any and all deposits or other property of the Company or Mr. Berardi at any time held and other Indebtedness or obligations (including, without limitation, any obligations owing by the Payee to the Company under any lease of the Property by the Payee) at any time owing by the Payee to or for the account of the Company or Mr. Berardi against such due and payable amount.  The Payee hereby authorizes the Company, in addition to any other right or remedy that the Company may have by operation of law or otherwise, at any time and from time to time upon any amount becoming due and payable by the Company under this Note or the Mortgage, to exercise, without notice to the Payee (any such notice being expressly waived by the Payee), the Company’s right of setoff and apply any obligations owing by the Payee to the Company under any lease of the Property by the Payee at any time owing by the Payee to or for the account of the Company against such due and payable amount under this Note or the Mortgage.

*     *     *     *     *

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its duly authorized officer as of the date first written above.

MJC BERRY ENTERPRISES, LLC

By:	/s/ Chris Berardi
Name:	Chris Berardi
Title:	Manager

EXHIBIT A

Payment of Principal

Date	Amount
March 31, 2007	$84,222
June 30, 2007	$84,222
September 30, 2007	$84,222
December 31, 2007	$84,222
March 31, 2008	$84,222
June 30, 2008	$84,222
September 30, 2008	$84,222
December 31, 2008	$84,222
March 31, 2009	$84,222
June 30, 2009	$84,222
September 30, 2009	$84,222
December 31, 2009	$84,222
March 31, 2010	$84,222
June 30, 2010	$84,222
September 30, 2010	$84,222
December 31, 2010	$84,222
March 31, 2011	$84,222
June 30, 2011	$84,222
September 30, 2011	$84,222
December 31, 2011	$84,224